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                                                                    Exhibit 8


                             Gibson, Dunn & Crutcher LLP
                                333 South Grand Avenue
                          Los Angeles, California 90071-3197


                                    July 11, 1996


(213) 229-7000                                                    C 96290-00021
Hawaiian Airlines, Inc.
3375 Koapaka Street
Honolulu, Hawaii 96819

         Re: Hawaiian Airlines, Inc. Registration Statement on Form S-2 (Registration No. 333-04817)

Ladies and Gentlemen:

         In connection with the above Registration Statement, as amended (the "Registration Statement"), regarding the proposed issuance of rights to acquire Common Stock of Hawaiian Airlines, Inc., a Hawaii corporation (the "Company"), you have requested our opinion concerning the summary of certain federal income tax issues set forth in the Prospectus accompanying the Registration Statement (the "Prospectus") under the heading "Certain Federal Income Tax Consequences." In rendering our opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

         This opinion is based on the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change on a prospective or retroactive basis, and on the accuracy of certain representations made by the Company.

         We are opining herein as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on the foregoing, we hereby confirm our opinion as set forth in the first paragraph of the Prospectus under the heading "Certain Federal Income Tax Consequences."


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Hawaiian Airlines, Inc.
July 11, 1996
Page 2


         No opinion is expressed as to any matter not discussed therein. Moreover, any variation or difference in the facts from those represented by the Company may affect the opinion stated herein. In addition, an opinion of counsel is not binding on the Internal Revenue Service or the courts, and thus there can be no assurance that the opinion expressed herein will ultimately be sustained if challenged.

         This opinion is rendered only to you and is solely for your benefit in connection with filing the Registration Statement with the Securities and Exchange Commission. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                       Very truly yours,

                                       /s/ Gibson, Dunn & Crutcher LLP
                                       --------------------------------
                                       GIBSON, DUNN & CRUTCHER LLP


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